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Exhibit 21.1

        The following entities are wholly owned entities of Edwards Lifesciences Corporation:

Legal Entity	State of Incorporation/ Formation	Country of Incorporation/ Formation
Edwards Lifesciences Asset Management Corporation	Delaware	U.S.
Edwards Lifesciences Corporation of Puerto Rico	Delaware	U.S.
Edwards Lifesciences Financing LLC	Delaware	U.S.
Edwards Lifesciences International Assignments Inc.	Delaware	U.S.
Edwards Lifesciences International Holdings LLC	Delaware	U.S.
Edwards Lifesciences LLC	Delaware	U.S.
Edwards Lifesciences (U.S.) Inc.	Delaware	U.S.
Edwards Lifesciences World Trade Corporation	Delaware	U.S.
Edwards Lifesciences PVT, Inc.	Delaware	U.S.
Red Hill Holding LLC	Delaware	U.S.
Red Hill Insurance Corporation	D.C.	U.S.
Edwards Lifesciences Austria GmbH		Austria
Edwards Lifesciences Pty. Limited		Australia
Edwards Lifesciences S.P.R.L.		Belgium
Edwards Lifesciences Macchi Ltda.		Brazil
Edwards Lifesciences Participacoes e Comercial Ltda.		Brazil
Edwards Lifesciences Comercio de Produtos Medico-Cirurgicos Ltda.		Brazil
Edwards Lifesciences (Canada) Inc.		Canada
Edwards Lifesciences (Shanghai) Medical Products Co., Ltd.		China
Edwards Lifesciences Columbia S.A.S.		Columbia
Edwards Lifesciences Czech Republic s.r.o.		Czech Republic
Edwards Lifesciences A/S		Denmark
Edwards Lifesciences SAS		France
Edwards Lifesciences Services GmbH		Germany
Edwards Lifesciences Hellas, EPE		Greece
Edwards Lifesciences (India) Private Limited		India
Edwards Lifesciences (Israel) Ltd.		Israel
Edwards Lifesciences Sales (Israel) Ltd.		Israel
Edwards Lifesciences Italia SpA		Italy
Edwards Lifesciences (Japan) Limited		Japan
Edwards Lifesciences Korea Co., Ltd.		Korea
Edwards Lifesciences (Malaysia) Sdn. Bhd.		Malaysia
Edwards Lifesciences Mexico, S.A. de C.V.		Mexico
BMEYE B.V.		The Netherlands
Edwards Lifesciences B.V.		The Netherlands
Edwards Lifesciences Holding B.V.		The Netherlands
Edwards Lifesciences (Poland) Ltd.		Poland
Edwards Lifesciences (Portugal) Comércio e Distribuicao de Dispositivos Medicos, Lda.		Portugal
Edwards Lifesciences Export (Puerto Rico) Corporation		Puerto Rico
Edwards Lifesciences (Asia) Pte., Ltd.		Singapore
Edwards Lifesciences (Singapore) Pte Ltd		Singapore
Edwards Lifesciences (Proprietary) LTD		South Africa
Edwards Lifesciences S.L.		Spain
Edwards Lifesciences Nordic AB		Sweden
Edwards Lifesciences AG		Switzerland
Edwards Lifesciences Technology S.A.R.L.		Switzerland
Edwards Lifesciences IPRM AG		Switzerland

Legal Entity	State of Incorporation/ Formation	Country of Incorporation/ Formation
Edwards Lifesciences (Taiwan) Corporation		Taiwan
Edwards Lifesciences (Thailand) Ltd.		Thailand
Edwards Lifesciences Saguk Urunleri Limited Sirketi		Turkey
Edwards Lifesciences Limited		United Kingdom
Whitland Research Limited		United Kingdom

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  Exhibit 21.1